EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FNBH Bancorp, Inc.
Howell, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-46244) of FNBH Bancorp, Inc. of our report dated April 15, 2011, relating to the consolidated financial statements of FNBH Bancorp, Inc., which appear in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
Grand Rapids, Michigan
April 15, 2011